Press Release
For Immediate Release

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                        ADVANCED BUSINESS SCIENCES, INC.
                               AWARDED GPS PATENT


Omaha, NE, June 12, 2000 -- Advanced Business Sciences, Inc. ("ABS") (OTC:ABSH) was awarded patent 6,072,396 which issued 6/6/2000. The Patent covers the company's proprietary GPS based tracking product. The patent was written broadly enough to allow ABS to aggressively protect its position in the criminal justice market as well as cover AVL, asset, and other tracking markets.

The 2010 product is a lightweight replacement design for the company's 1702 product for the criminal justice market. ABS anticipates that GPS based product will displace significant numbers of existing home arrest product. The Internet based 2010 product offers the criminal justice market new tools and cost effective solutions for low to high-risk individual management. The new product will undergo extensive testing, part of which, will be field-testing this new product with key ABS customers.

Advanced Business Sciences, Inc. is an Omaha-based global business-to-business communications and information company, providing a broad line of satellite and wireless solutions for tracking, monitoring and reporting of individuals and assets. Its web address is www.abscomtrak.com. ###